                                                                     EXHIBIT 5.1

             [LETTERHEAD OF GLAST, PHILLIPS & MURRAY APPEARS HERE]

                               January 28, 1998


Rushmore Financial Group, Inc.
13355 Noel Road, Suite 650
Dallas, Texas 75240

     Re: Form SB-2 Registration Statement relating to the registration of up to 1,250,000 shares of common stock, $0.01 par value of Rushmore Financial Group, Inc.

Gentlemen:

     We are acting as counsel for Rushmore Financial Group, Inc., a Texas corporation (the "Company"), in connection with the filing under the Securities Act of 1933, as amended, of a Registration Statement for the Company on Form SB-2 filed with the Securities and Exchange Commission ("SEC") (the "Registration Statement"), covering an aggregate of up to 1,250,000 shares (the "Shares") of common stock, par value $0.01 per share (the "Common Stock"), of the Company.

     In that connection, we have examined the Form SB-2 Registration Statement in the form to be filed with the SEC. We have also examined and are familiar with the originals or authenticated copies of all corporate or other documents, records and instruments that we have deemed necessary or appropriate to enable us to render the opinion expressed below.

     We have assumed that all signatures on all documents presented to us are genuine, that all documents submitted to us as originals are accurate and complete, that all documents submitted to us as copies are true and correct copies of the originals thereof, that all information submitted to us was accurate and complete and that all persons executing and delivering originals or copies of documents examined by us were competent to execute and deliver such documents. In addition, we have assumed that the Shares will not be issued for consideration less than the par value thereof and that the form of consideration to be received by the Company for the Shares will be lawful consideration under the Texas Business Corporation Act.

     Based on the foregoing and having due regard for the legal considerations we deem relevant, we are of the opinion that the Shares, or any portion thereof, when issued as described in the Registration Statement, will be validly issued by the Company, fully paid and nonassessable.

     This opinion is limited in all respects to the laws of the United States of America and the Texas Business Corporation Act.

Rushmore Financial Group, Inc.
January 28, 1998
Page 2


     We advise you that members of this firm own a total of 5,434 shares of Common Stock of the Company.

     This opinion may be filed as an exhibit to the Registration Statement.

                                    Sincerely,

                                    /s/ GLAST, PHILLIPS & MURRAY, P.C.
                                    ------------------------------------
                                        GLAST, PHILLIPS & MURRAY, P.C.

RLB/mdg